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Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

        I, Robert S. Vaters, Executive Vice President and Chief Financial Officer of Inamed Corporation (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

  (1)
  the Annual Report on Form 10-K of the Registrant, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 15, 2004

/s/ Robert S.Vaters
Robert S. Vaters, Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Inamed Corporation and will be retained by Inamed Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER